Exhibit 99.1
RING ENERGY ANNOUNCES FIRST QUARTER 2024 RESULTS, PROVIDES SECOND QUARTER 2024 OUTLOOK AND REITERATES FULL YEAR 2024 GUIDANCE

~ Crude Oil and Boe Sales Volumes Exceed High End of Q1 Guidance ~
~ LOE per Boe and Capital Spending Below Low End of Q1 Guidance ~

The Woodlands, TX – May 6, 2024 – Ring Energy, Inc. (NYSE American: REI) (“Ring” or the “Company”) today reported operational and financial results for the first quarter of 2024. Also, the Company provided an outlook for the second quarter of 2024 and reiterated its operational and financial guidance for the full year of 2024.

First Quarter 2024 Highlights

•Sales of 13,394 barrels of oil per day (“Bo/d”), exceeding high end of the Company’s guidance by 5%;
◦Total sales volumes of 19,034 barrels of oil equivalent per day (“Boe/d”) (70% oil), exceeding high end of guidance by 3%;
•Reported net income of $5.5 million, or $0.03 per diluted share, which included a before-tax loss on derivative contracts of $19.0 million;
•Achieved Adjusted Net Income1 of $20.3 million, or $0.10 per diluted share, which excludes the unrealized portion of the derivative loss, share-based compensation and the related tax impact;
•Lease Operating Expense (“LOE”) of $10.60 per Boe was below the low end of guidance;
•Generated Adjusted EBITDA1 of $62.0 million and Net Cash Provided by Operating Activities of $45.2 million;
•Capital expenditures of $36.3 million were below the low end of Ring’s guidance range;
◦Successfully drilled and completed 11 producing wells during the first quarter, of which five wells came online late in the period;
•Achieved Adjusted Free Cash Flow1 of $15.6 million, remaining cash flow positive for the 18th consecutive quarter;
•Ended the first quarter of 2024 with $422.0 million in outstanding borrowings on the Company’s credit facility, reflecting a pay-down of $3.0 million during the quarter and $33.0 million since closing the Founders Acquisition in August 2023;
◦Liquidity as of March 31, 2024 was $179.3 million and the Leverage Ratio2 was 1.67x;
•Provided guidance for sales volumes, operating expenses and capital spending for the second quarter of 2024 and reiterated Ring’s full year 2024 outlook.

Mr. Paul D. McKinney, Chairman of the Board and Chief Executive Officer, commented, “Our first quarter 2024 operational and financial results exceeded our expectations on many fronts, helped position the Company to take advantage of the opportunities we believe 2024 may present, and further underscore the benefits of our strategy to maximize cash flow generation. Our Adjusted Free Cash Flow this quarter is up over 48 percent over the same period last year. The robust results of our capital spending program together with our continuing focus on reducing overall costs and downtime led to higher sales volumes than expected despite the impact of an early winter storm, lower capital costs associated with our drilling and completion program, and lower per-Boe lifting costs in many of our field operating areas. These efficiencies and cost savings associated with our first quarter activities have positioned the Company well for the rest of the year and on behalf of our Board of Directors and management team, we thank our office and field employees for the outstanding execution that lead to these results.”

1 A non-GAAP financial measure; see the “Non-GAAP Information” section in this release for more information including reconciliations to the most comparable GAAP measures.
2 Refer to the “Non-GAAP Information” section in this release for calculation of the Leverage Ratio.

Mr. McKinney concluded, “As we look to the remainder of 2024, our focus remains unchanged on further improving our balance sheet. We will continue our disciplined capital spending program designed to organically maintain or slightly grow our oil production and we will seek further opportunities to reduce costs. Finally, we will continue to look for opportunities to grow through the pursuit of strategic, accretive and balance sheet enhancing acquisitions.”

Summary Results

	Q1 2024	Q4 2023	Q1 2024 to Q4 2023 % Change	Q1 2023	Q1 2024 to Q1 2023 % Change
Net Sales (Boe/d)	19,034	19,397	(2)%	18,292	4%
Crude Oil (Bo/d)	13,394	13,637	(2)%	12,660	6%
Net Sales (MBoe)	1,732.1	1,784.5	(3)%	1,646.3	5%
Realized Price - All Products ($/Boe)	$54.56	$56.01	(3)%	$53.50	2%
Revenues ($MM)	$94.5	$99.9	(5)%	$88.1	7%
Net Income ($MM)	$5.5	$50.9	(89)%	$32.7	(83)%
Adjusted Net Income ($MM)	$20.3	$21.2	(4)%	$25.0	(19)%
Adjusted EBITDA ($MM)	$62.0	$65.4	(5)%	$58.6	6%
Capital Expenditures ($MM)	$36.3	$38.8	(7)%	$38.9	(7)%
Adjusted Free Cash Flow ($MM)	$15.6	$16.3	(4)%	$10.5	48%

Financial Overview: For the first quarter of 2024, the Company reported net income of $5.5 million, or $0.03 per diluted share, which included a $17.6 million before-tax non-cash unrealized commodity derivative loss and $1.7 million in before-tax share-based compensation. The Company’s Adjusted Net Income was $20.3 million, or $0.10 per diluted share. In the fourth quarter of 2023, the Company reported net income of $50.9 million, or $0.26 per diluted share, which included a $32.5 million before-tax non-cash unrealized commodity derivative gain, $2.5 million for before-tax share-based compensation, and $0.4 million in before-tax transaction related costs. The Company’s Adjusted Net Income for the fourth quarter of 2023 was $21.2 million, or $0.11 per diluted share. For the first quarter of 2023, Ring reported net income of $32.7 million, or $0.17 per diluted share, which included a $10.1 million before-tax non-cash unrealized commodity derivative gain and $1.9 million in before-tax share-based compensation. Adjusted Net Income in the first quarter of 2023 was $25.0 million, or $0.13 per diluted share.

Adjusted EBITDA was $62.0 million for the first quarter of 2024 compared to $65.4 million for the fourth quarter of 2023 and $58.6 million for the first quarter of 2023 — a 6% year-over-year increase.

Adjusted Free Cash Flow for the first quarter of 2024 was $15.6 million versus $16.3 million for the fourth quarter of 2023 and $10.5 million for the first quarter of 2023. Included was capital spending of $36.3 million in the first quarter of 2024 versus $38.8 million in the fourth quarter of 2023 and $38.9 million in the first quarter of 2023.

Adjusted Cash Flow from Operations was $51.9 million for the first quarter of 2024 compared to $55.1 million for the fourth quarter of 2023, and $49.4 million for the first quarter of 2023.

Adjusted Net Income, Adjusted EBITDA, Adjusted Free Cash Flow, and Adjusted Cash Flow from Operations are non-GAAP financial measures, which are described in more detail and reconciled to the most comparable GAAP measures, in the tables shown later in this release under “Non-GAAP Financial Information.”

Sales Volumes, Prices and Revenues: Sales volumes for the first quarter of 2024 were 19,034 Boe/d (70% oil, 15% natural gas and 15% NGLs), or 1,732,057 Boe. The Company’s guidance for first quarter 2024 was 18,000 to 18,500 Boe/d, including 12,420 to 12,765 Bo/d, with actual results 3% and 5% above the top end of guidance, respectively. Positively impacting first quarter 2024 sales volumes was the Founders Acquisition that closed in August 2023, incremental production brought online during the period associated with the Company’s ongoing development program, and less than expected downtime during the months of February and March. Fourth quarter 2023 sales volumes were 19,397 Boe/d (70% oil, 15% natural gas and 15% NGLs), or 1,784,490 Boe, and first quarter of 2023 sales volumes were 18,292 Boe/d (69% oil, 16% natural gas and 15% NGLs), or 1,646,306 Boe. First quarter 2024 sales volumes were comprised of 1,218,837 barrels (“Bbls”) of oil, 1,496,507 thousand cubic feet (“Mcf”) of natural gas and 263,802 Bbls of NGLs.

For the first quarter of 2024, the Company realized an average sales price of $75.72 per barrel of crude oil, $(0.55) per Mcf of natural gas and $11.47 per barrel of NGLs. The realized natural gas and NGL prices were impacted by a fee reduction to the value received. For the first quarter of 2024, the weighted average natural gas price per Mcf was $1.19 offset by a weighted average fee value per Mcf of ($1.74), and the weighted average NGL price per barrel was $21.40 offset by a weighted average fee per barrel of ($9.93). The combined average realized sales price for the period was $54.56 per Boe, down 3% versus $56.01 per Boe for the fourth quarter of 2023, and up 2% from $53.50 per Boe in the first quarter of 2023. The average oil price differential the Company experienced from NYMEX WTI futures pricing in the first quarter of 2024 was a negative $1.34 per barrel of crude oil, while the average natural gas price differential from NYMEX futures pricing was a negative $2.57 per Mcf.

Revenues were $94.5 million for the first quarter of 2024 compared to $99.9 million for the fourth quarter of 2023 and $88.1 million for the first quarter of 2023. The 5% decrease in first quarter 2024 revenues from the fourth quarter of 2023 was driven by lower realized pricing and slightly lower overall sales volumes.

Lease Operating Expense (“LOE”): LOE, which includes expensed workovers and facilities maintenance, was $18.4 million, or $10.60 per Boe, in the first quarter of 2024, which was below the low end of the Company’s guidance of $10.75 to $11.25 per Boe. LOE per Boe was below expectations due to lower expense workover costs and higher production. LOE was $18.7 million, or $10.50 per Boe in the fourth quarter of 2023 and $17.5 million, or $10.61 per Boe, for the first quarter of 2023.

Gathering, Transportation and Processing (“GTP”) Costs: As previously disclosed, due to a contractual change effective May 1, 2022, the Company no longer maintains ownership and control of natural gas through processing. As a result, GTP costs are now reflected as a reduction to the natural gas sales price and not as an expense item. There remains only one contract in place with a natural gas processing entity where the point of control of gas dictates requiring the fees to be recorded as an expense.

Ad Valorem Taxes: Ad valorem taxes were $1.24 per Boe for the first quarter of 2024 compared to $0.92 per Boe in the fourth quarter of 2023 and $1.01 per Boe for the first quarter of 2023.

Production Taxes: Production taxes were $2.56 per Boe in the first quarter of 2024 compared to $2.78 per Boe in the fourth quarter of 2023 and $2.68 per Boe in first quarter of 2023. Production taxes ranged between 4.7% to 5.0% of revenue for all three periods.

Depreciation, Depletion and Amortization (“DD&A”) and Asset Retirement Obligation Accretion: DD&A was $13.74 per Boe in the first quarter of 2024 versus $13.76 per Boe for the fourth quarter of 2023 and $12.92 per Boe in the first quarter of 2023. Asset retirement obligation accretion was $0.20 per Boe in the first quarter of 2024 compared to $0.20 per Boe for the fourth quarter of 2023 and $0.22 per Boe in the first quarter of 2023.

General and Administrative Expenses (“G&A”): G&A was $7.5 million ($4.31 per Boe) for the first quarter of 2024 versus $8.2 million ($4.58 per Boe) for the fourth quarter of 2023 and $7.1 million ($4.33 per Boe) for the first quarter of 2023. G&A, excluding non-cash share-based compensation, was $5.7 million ($3.32 per Boe) for the first quarter of 2024 versus $5.7 million ($3.20 per Boe) for the fourth quarter of 2023 and $5.2 million ($3.15 per Boe) for the first quarter of 2023. G&A, excluding non-cash share-based compensation and transaction costs, was $5.7 million ($3.32 per Boe) for the first quarter versus $5.4 million ($3.00 per Boe) for the fourth quarter of 2023 and $5.2 million ($3.15 per Boe) for the first quarter of 2023.

Interest Expense: Interest expense was $11.5 million in the first quarter of 2024 versus $11.6 million for the fourth quarter of 2023 and $10.4 million for the first quarter of 2023.

Derivative (Loss) Gain: In the first quarter of 2024, Ring recorded a net loss of $19.0 million on its commodity derivative contracts, including a realized $1.5 million cash commodity derivative loss and an unrealized $17.6 million non-cash commodity derivative loss. This compares to a net gain of $29.3 million in the fourth quarter of 2023, including a realized $3.3 million cash commodity derivative loss and an unrealized $32.5 million non-cash commodity derivative gain. In the first quarter of 2023, the Company recorded a net gain on commodity derivative contracts of $9.5 million, including a realized $0.6 million cash commodity derivative loss and an unrealized $10.1 million non-cash commodity derivative gain.

A summary listing of the Company’s outstanding derivative positions at March 31, 2024 is included in the tables shown later in this release.

For the remainder (April through December) of 2024, the Company has approximately 1.5 million barrels of oil (approximately 43% of oil sales guidance midpoint) hedged and approximately 1.9 billion cubic feet of natural gas (approximately 41% of natural gas sales guidance midpoint) hedged.

Income Tax: The Company recorded a non-cash income tax provision of $1.7 million in the first quarter of 2024 versus $7.9 million in the fourth quarter of 2023 and $2.0 million for the first quarter of 2023.

Balance Sheet and Liquidity: Total liquidity (defined as cash and cash equivalents plus borrowing base availability under the Company’s credit facility) at March 31, 2024 was $179.3 million, a 3% increase from December 31, 2023. Liquidity at March 31, 2024 consisted of cash and cash equivalents of $1.4 million and $178.0 million of availability under Ring’s revolving credit facility, which included a reduction of $35.0 thousand for letters of credit. On March 31, 2024, the Company had $422.0 million in borrowings outstanding on its credit facility that has a current borrowing base of $600.0 million. Consistent with the past, the Company is targeting further future debt reduction dependent on market conditions, the timing and level of capital spending, and other considerations.

Capital Expenditures: During the first quarter of 2024, capital expenditures were $36.3 million, which was below the Company’s guidance of $37 million to $42 million, while the number of producing wells drilled and completed — 11 in total — was at the high end of the Ring’s guidance. In the first quarter of 2024, in the Northwest Shelf, the Company drilled and completed two 1-mile horizontal wells (one with a working interest of 99.5% and the other with a working interest of 100%). In the Central Basin Platform, Ring drilled and completed nine wells, all with a working interest of 100%. Specifically, in its Andrews County acreage the Company drilled and completed three 1-mile horizontal wells, in its Ector County acreage Ring drilled three vertical wells, and in its Crane County acreage the Company drilled and completed three vertical wells. Additionally, within the Central Basin Platform, Ring drilled and completed one salt water disposal (“SWD”) well in Ector County which was originally planned for the second quarter.

Quarter	Area	Wells Drilled	Wells Completed

1Q 2024	Northwest Shelf (Horizontal)	2	2
	Central Basin Platform (Horizontal)	3	3
	Central Basin Platform (Vertical)	6	6
	Total (1)	11	11
(1) First quarter total does not include the SWD well drilled and completed in the Central Basin Platform.

Full Year and Second Quarter 2024 Sales Volumes, Capital Investment and Operating Expense Guidance

In January, the Company commenced its 2024 development program that includes two rigs (one horizontal and one vertical) and is focused on slightly growing oil volumes while maintaining year-over-year overall production levels. The Company is utilizing a phased (versus continuous) capital drilling program seeking to maximize free cash flow on a quarterly basis.

For full year 2024, Ring continues to expect total capital spending of $135 million to $175 million that includes a balanced and capital efficient combination of drilling, completing and placing on production 18 to 24 Hz and 20 to 30 vertical wells across the Company’s asset portfolio. Additionally, the full year capital spending program includes funds for targeted well recompletions, capital workovers, infrastructure upgrades, reactivations, and leasing costs, as well as non-operated drilling, completion, and capital workovers.

All projects and estimates are based on assumed WTI oil prices of $70 to $90 per barrel and Henry Hub prices of $2.00 to $3.00 per Mcf. As in the past, Ring has designed its spending program with flexibility to respond to changes in commodity prices and other market conditions as appropriate.

Based on the $155 million mid-point of spending guidance, the Company continues to expect the following estimated allocation of capital investment, including:

•73% for drilling, completion, and related infrastructure;
•24% for recompletions and capital workovers; and
•3% for land, environmental and emission reducing upgrades, and non-operated capital.

The Company forecasts full year 2024 oil sales volumes of 12,600 to 13,300 Bo/d compared with full year 2023 oil sales volumes of 12,548 Bo/d, with the mid-point of guidance reflecting a 3% increase.

The Company remains focused on continuing to generate Adjusted Free Cash Flow. All 2024 planned capital expenditures will be fully funded by cash on hand and cash from operations, and excess Adjusted Free Cash Flow is currently targeted for further debt reduction.

For the second quarter of 2024, Ring is providing guidance for sales volumes, capital spending and operating expense. Benefiting the second quarter is the expectation of a continued positive pricing environment, the success of the first quarter capital spending program that included five wells coming on late in the first quarter, and further development of the Company’s high rate-of-return inventory. Ring expects second quarter 2024 sales volumes of 13,000 to 13,400 Bo/d and 18,500 to 19,100 Boe/d (70% oil, 15% natural gas, and 15% NGLs).

The Company is targeting total capital expenditures in the second quarter of 2024 of $37 million to $42 million, primarily for drilling and completion activity. Additionally, the capital spending program includes funds for targeted capital workovers, infrastructure upgrades, leasing costs; and non-operated drilling, completion, and capital workovers.

The guidance in the table below represents the Company's current good faith estimate of the range of likely future results. Guidance could be affected by the factors discussed below in the "Safe Harbor Statement" section.

	Q2	FY
	2024	2024
Sales Volumes:
Total Oil (Bo/d)	13,000 - 13,400	12,600 - 13,300
Mid Point (Bo/d)	13,200	12,950
Total (Boe/d)	18,500 - 19,100	18,000 - 19,000
Mid Point (Boe/d)	18,800	18,500
Oil (%)	70%	70%
NGLs (%)	15%	15%
Gas (%)	15%	15%

Capital Program:
Capital spending(1) (millions)	$37 - $42	$135 - $175
Mid Point (millions)	$39.5	$155.0
New Hz wells drilled	4 - 5	18 - 24
New Vertical wells drilled	5 - 6	20 - 30
Wells completed and online	9 - 11	38 - 54

Operating Expenses:
LOE (per Boe)	$10.75 - $11.25	$10.50 - $11.50
(1) In addition to Company-directed drilling and completion activities, the capital spending outlook includes funds for targeted well recompletions, capital workovers, infrastructure upgrades, and well reactivations. Also included is anticipated spending for leasing costs; and non-operated drilling, completion, and capital workovers.

Conference Call Information

Ring will hold a conference call on Tuesday, May 7, 2024 at 11:00 a.m. ET to discuss its first quarter 2024 operational and financial results. An updated investor presentation will be posted to the Company’s website prior to the conference call.

To participate in the conference call, interested parties should dial 833-953-2433 at least five minutes before the call is to begin. Please reference the “Ring Energy First Quarter 2024 Earnings Conference Call”. International callers may participate by dialing 412-317-5762. The call will also be webcast and available on Ring’s website at www.ringenergy.com under “Investors” on the “News & Events” page. An audio replay will also be available on the Company’s website following the call.

About Ring Energy, Inc.

Ring Energy, Inc. is an oil and gas exploration, development, and production company with current operations focused on the development of its Permian Basin assets. For additional information, please visit www.ringenergy.com.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements involve a wide variety of risks and uncertainties, and include, without limitation, statements with respect to the Company’s strategy and prospects. The forward-looking statements include statements about the expected future reserves, production, financial position, business strategy, revenues, earnings, costs, capital expenditures and debt levels of the Company, and plans and objectives of management for future operations. Forward-looking statements are based on current expectations and assumptions and analyses made by Ring and its management in light of their experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: declines in oil, natural gas liquids or natural gas prices; the level of success in exploration, development and production activities; adverse weather conditions that may negatively impact development or production activities particularly in the winter; the timing of exploration and development expenditures; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; impacts to financial statements as a result of impairment write-downs; risks related to level of indebtedness and periodic redeterminations of the borrowing base and interest rates under the Company’s credit facility; Ring’s ability to generate sufficient cash flows from operations to meet the internally funded portion of its capital expenditures budget; the impacts of hedging on results of operations; and Ring’s ability to replace oil and natural gas reserves. Such statements are subject to certain risks and uncertainties which are disclosed in the Company’s reports filed with the Securities and Exchange Commission, including its Form 10-K for the fiscal year ended December 31, 2023, and its other filings. Ring undertakes no obligation to revise or update publicly any forward-looking statements, except as required by law.

Contact Information
Al Petrie Advisors
Al Petrie, Senior Partner
Phone: 281-975-2146 Email: apetrie@ringenergy.com

RING ENERGY, INC.
Condensed Statements of Operations
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2024	2023	2023

Oil, Natural Gas, and Natural Gas Liquids Revenues	$94,503,136	$99,942,718	$88,082,912

Costs and Operating Expenses
Lease operating expenses	18,360,434	18,732,082	17,472,691
Gathering, transportation and processing costs	166,054	464,558	(823)
Ad valorem taxes	2,145,631	1,637,722	1,670,613
Oil and natural gas production taxes	4,428,303	4,961,768	4,408,140
Depreciation, depletion and amortization	23,792,450	24,556,654	21,271,671
Asset retirement obligation accretion	350,834	351,786	365,847
Operating lease expense	175,091	175,090	113,138
General and administrative expense	7,469,222	8,164,799	7,130,139

Total Costs and Operating Expenses	56,888,019	59,044,459	52,431,416

Income from Operations	37,615,117	40,898,259	35,651,496

Other Income (Expense)
Interest income	78,544	96,984	—
Interest (expense)	(11,498,944)	(11,603,892)	(10,390,279)
Gain (loss) on derivative contracts	(19,014,495)	29,250,352	9,474,905
Gain (loss) on disposal of assets	38,355	44,981	—
Other income	25,686	72,725	9,600
Net Other Income (Expense)	(30,370,854)	17,861,150	(905,774)

Income Before Benefit from (Provision for) Income Taxes	7,244,263	58,759,409	34,745,722

Benefit from (Provision for) Income Taxes	(1,728,886)	(7,862,930)	(2,029,943)

Net Income	$5,515,377	$50,896,479	$32,715,779

Basic Earnings per Share	$0.03	$0.26	$0.18
Diluted Earnings per Share	$0.03	$0.26	$0.17

Basic Weighted-Average Shares Outstanding	197,389,782	195,687,725	177,984,323
Diluted Weighted-Average Shares Outstanding	199,305,150	197,848,812	190,138,969

RING ENERGY, INC.
Condensed Operating Data
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2024	2023	2023

Net sales volumes:
Oil (Bbls)	1,218,837	1,254,619	1,139,413
Natural gas (Mcf)	1,496,507	1,613,102	1,601,407
Natural gas liquids (Bbls)	263,802	261,020	239,992
Total oil, natural gas and natural gas liquids (Boe)(1)	1,732,057	1,784,490	1,646,306
% Oil	70%	70%	69%
% Natural Gas	15%	15%	16%
% Natural Gas Liquids	15%	15%	15%

Average daily sales volumes:
Oil (Bbls/d)	13,394	13,637	12,660
Natural gas (Mcf/d)	16,445	17,534	17,793
Natural gas liquids (Bbls/d)	2,899	2,837	2,667
Average daily equivalent sales (Boe/d)	19,034	19,397	18,292

Average realized sales prices:
Oil ($/Bbl)	$75.72	$77.33	$73.36
Natural gas ($/Mcf)	(0.55)	(0.12)	0.66
Natural gas liquids ($/Bbls)	11.47	11.92	14.30
Barrel of oil equivalent ($/Boe)	$54.56	$56.01	$53.50

Average costs and expenses per Boe ($/Boe):
Lease operating expenses	$10.60	$10.50	$10.61
Gathering, transportation and processing costs	0.10	0.26	—
Ad valorem taxes	1.24	0.92	1.01
Oil and natural gas production taxes	2.56	2.78	2.68
Depreciation, depletion and amortization	13.74	13.76	12.92
Asset retirement obligation accretion	0.20	0.20	0.22
Operating lease expense	0.10	0.10	0.07
General and administrative expense (including share-based compensation)	4.31	4.58	4.33
G&A (excluding share-based compensation)	3.32	3.20	3.15
G&A (excluding share-based compensation and transaction costs)	3.32	3.00	3.15

(1) Boe is determined using the ratio of six Mcf of natural gas to one Bbl of oil (totals may not compute due to rounding.) The conversion ratio does not assume price equivalency and the price on an equivalent basis for oil, natural gas, and natural gas liquids may differ significantly.

RING ENERGY, INC.
Condensed Balance Sheets
(Unaudited)

	March 31, 2024	December 31, 2023
ASSETS
Current Assets
Cash and cash equivalents	$1,376,075	$296,384
Accounts receivable	44,392,621	38,965,002
Joint interest billing receivables, net	1,857,241	2,422,274
Derivative assets	3,704,446	6,215,374
Inventory	5,965,519	6,136,935
Prepaid expenses and other assets	1,371,146	1,874,850
Total Current Assets	58,667,048	55,910,819
Properties and Equipment
Oil and natural gas properties, full cost method	1,700,133,519	1,663,548,249
Financing lease asset subject to depreciation	4,151,171	3,896,316
Fixed assets subject to depreciation	3,353,730	3,228,793
Total Properties and Equipment	1,707,638,420	1,670,673,358
Accumulated depreciation, depletion and amortization	(400,876,225)	(377,252,572)
Net Properties and Equipment	1,306,762,195	1,293,420,786
Operating lease asset	2,353,647	2,499,592
Derivative assets	5,092,176	11,634,714
Deferred financing costs	11,808,874	13,030,481
Total Assets	$1,384,683,940	$1,376,496,392

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$99,149,633	$104,064,124
Income tax liability	102,633	—
Financing lease liability	1,003,909	956,254
Operating lease liability	612,373	568,176
Derivative liabilities	17,517,656	7,520,336
Notes payable	—	533,734
Asset retirement obligations	36,318	165,642
Total Current Liabilities	118,422,522	113,808,266

Non-current Liabilities
Deferred income taxes	10,178,298	8,552,045
Revolving line of credit	422,000,000	425,000,000
Financing lease liability, less current portion	858,374	906,330
Operating lease liability, less current portion	1,896,177	2,054,041
Derivative liabilities	10,012,561	11,510,368
Asset retirement obligations	28,308,884	28,082,442
Total Liabilities	591,676,816	589,913,492
Commitments and contingencies
Stockholders' Equity
Preferred stock - $0.001 par value; 50,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock - $0.001 par value; 450,000,000 shares authorized; 197,934,202 shares and 196,837,001 shares issued and outstanding, respectively	197,934	196,837
Additional paid-in capital	796,742,425	795,834,675
Accumulated deficit	(3,933,235)	(9,448,612)
Total Stockholders’ Equity	793,007,124	786,582,900
Total Liabilities and Stockholders' Equity	$1,384,683,940	$1,376,496,392

RING ENERGY, INC.
Condensed Statements of Cash Flows
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2024	2023	2023

Cash Flows From Operating Activities
Net income	$5,515,377	$50,896,479	$32,715,779
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	23,792,450	24,556,654	21,271,671
Asset retirement obligation accretion	350,834	351,786	365,847
Amortization of deferred financing costs	1,221,607	1,221,479	1,220,384
Share-based compensation	1,723,832	2,458,682	1,943,696
Bad debt expense	163,840	92,142	2,894
Deferred income tax expense (benefit)	1,585,445	7,735,437	1,972,653
Excess tax expense (benefit) related to share-based compensation	40,808	319,541	—
(Gain) loss on derivative contracts	19,014,495	(29,250,352)	(9,474,905)
Cash received (paid) for derivative settlements, net	(1,461,515)	(3,255,192)	(658,525)
Changes in operating assets and liabilities:
Accounts receivable	(5,240,487)	6,825,601	3,428,287
Inventory	171,416	(588,100)	442,598
Prepaid expenses and other assets	503,704	158,163	529,934
Accounts payable	(1,601,276)	(4,952,335)	(9,589,898)
Settlement of asset retirement obligation	(591,361)	(836,778)	(490,319)
Net Cash Provided by Operating Activities	45,189,169	55,733,207	43,680,096

Cash Flows From Investing Activities
Payments for the Stronghold Acquisition	—	—	(18,511,170)
Payments for the Founders Acquisition	—	(12,324,388)	—
Payments to purchase oil and natural gas properties	(475,858)	(557,323)	(59,099)
Payments to develop oil and natural gas properties	(38,904,808)	(39,563,282)	(36,939,307)
Payments to acquire or improve fixed assets subject to depreciation	(124,937)	(282,519)	(14,570)
Sale of fixed assets subject to depreciation	—	(1)	—
Proceeds from divestiture of equipment for oil and natural gas properties	—	1,500,000	54,558
Proceeds from sale of Delaware properties	—	(7,993)	—
Proceeds from sale of New Mexico properties	—	(420,745)	—
Net Cash (Used in) Investing Activities	(39,505,603)	(51,656,251)	(55,469,588)

Cash Flows From Financing Activities
Proceeds from revolving line of credit	51,500,000	46,000,000	56,000,000
Payments on revolving line of credit	(54,500,000)	(49,000,000)	(49,000,000)
Proceeds from issuance of common stock from warrant exercises	—	—	3,613,941
Payments for taxes withheld on vested restricted shares, net	(814,985)	(225,788)	(134,381)
Proceeds from notes payable	—	72,442	—
Payments on notes payable	(533,734)	(488,776)	(499,880)
Payment of deferred financing costs	—	(52,222)	—
Reduction of financing lease liabilities	(255,156)	(224,809)	(177,014)
Net Cash Provided by (Used in) Financing Activities	(4,603,875)	(3,919,153)	9,802,666

Net Increase (Decrease) in Cash	1,079,691	157,803	(1,986,826)
Cash at Beginning of Period	296,384	138,581	3,712,526
Cash at End of Period	$1,376,075	$296,384	$1,725,700

RING ENERGY, INC.
Financial Commodity Derivative Positions
As of March 31, 2024

The following tables reflect the details of current derivative contracts as of March 31, 2024 (quantities are in barrels (Bbl) for the oil derivative contracts and in million British thermal units (MMBtu) for the natural gas derivative contracts):

	Oil Hedges (WTI)
	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026

Swaps:
Hedged volume (Bbl)	156,975	282,900	368,000	—	—	184,000	—	387,000
Weighted average swap price	$66.40	$65.49	$68.43	$—	$—	$73.35	$—	$70.11

Deferred premium puts:
Hedged volume (Bbl)	45,500	—	—	—	—	—	—	—
Weighted average strike price	$82.80	$—	$—	$—	$—	$—	$—	$—
Weighted average deferred premium price	$17.49	$—	$—	$—	$—	$—	$—	$—

Two-way collars:
Hedged volume (Bbl)	334,947	230,000	128,800	474,750	464,100	225,400	404,800	—
Weighted average put price	$64.32	$64.00	$60.00	$57.06	$60.00	$65.00	$60.00	$—
Weighted average call price	$79.16	$76.50	$73.24	$75.82	$69.85	$78.91	$75.68	$—

	Gas Hedges (Henry Hub)
	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026

NYMEX Swaps:
Hedged volume (MMBtu)	86,059	121,587	644,946	616,199	591,725	285,200	—	—
Weighted average swap price	$3.62	$3.59	$4.45	$3.78	$3.43	$3.73	$—	$—

Two-way collars:
Hedged volume (MMBtu)	405,650	584,200	27,600	27,000	27,300	308,200	598,000	553,500
Weighted average put price	$3.94	$3.94	$3.00	$3.00	$3.00	$3.00	$3.00	$3.50
Weighted average call price	$6.16	$6.17	$4.15	$4.15	$4.15	$4.75	$4.15	$5.03

	Oil Hedges (basis differential)
	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026

Argus basis swaps:
Hedged volume (Bbl)	244,000	368,000	368,000	270,000	273,000	276,000	276,000	—
Weighted average spread price (1)	$1.15	$1.15	$1.15	$1.00	$1.00	$1.00	$1.00	$—

(1) The oil basis swap hedges are calculated as the fixed price (weighted average spread price above) less the difference between WTI Midland and WTI Cushing, in the issue of Argus Americas Crude.

RING ENERGY, INC.
Non-GAAP Financial Information

Certain financial information included in this release are not measures of financial performance recognized by accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures are “Adjusted Net Income”, “Adjusted EBITDA”, “Adjusted Free Cash Flow” or “AFCF,” “Adjusted Cash Flow from Operations” or “ACFFO,” “G&A Excluding Share-Based Compensation,” “G&A Excluding Share-Based Compensation and Transaction Costs,” “Leverage Ratio,” and “All-In Cash Operating Costs.” Management uses these non-GAAP financial measures in its analysis of performance. In addition, Adjusted EBITDA is a key metric used to determine certain of the Company’s incentive compensation awards. These disclosures may not be viewed as a substitute for results determined in accordance with GAAP and are not necessarily comparable to non-GAAP performance measures which may be reported by other companies.

Reconciliation of Net Income (Loss) to Adjusted Net Income

“Adjusted Net Income” is calculated as net income (loss) minus the estimated after-tax impact of share-based compensation, ceiling test impairment, unrealized gains and losses on changes in the fair value of derivatives, and transaction costs for executed acquisitions and divestitures (A&D). Adjusted Net Income is presented because the timing and amount of these items cannot be reasonably estimated and affect the comparability of operating results from period to period, and current period to prior periods. The Company believes that the presentation of Adjusted Net Income provides useful information to investors as it is one of the metrics management uses to assess the Company’s ongoing operating and financial performance, and also is a useful metric for investors to compare our results with our peers.

	(Unaudited for All Periods)
	Three Months Ended
	March 31,		December 31,		March 31,
	2024		2023		2023
	Total	Per share - diluted	Total	Per share - diluted	Total	Per share - diluted
Net Income (Loss)	$5,515,377	$0.03	$50,896,479	$0.26	$32,715,779	$0.17

Share-based compensation	1,723,832	0.01	2,458,682	0.01	1,943,696	0.01
Unrealized loss (gain) on change in fair value of derivatives	17,552,980	0.08	(32,505,544)	(0.16)	(10,133,430)	(0.05)
Transaction costs - executed A&D	3,539	—	354,616	—	—	—
Tax impact on adjusted items	(4,447,977)	(0.02)	(35,631)	—	478,467	—

Adjusted Net Income	$20,347,751	$0.10	$21,168,602	$0.11	$25,004,512	$0.13

Diluted Weighted-Average Shares Outstanding	199,305,150		197,848,812		190,138,969

Adjusted Net Income per Diluted Share	$0.10		$0.11		$0.13

Reconciliation of Net Income (Loss) to Adjusted EBITDA

The Company defines “Adjusted EBITDA” as net income (loss) plus net interest expense, unrealized loss (gain) on change in fair value of derivatives, ceiling test impairment, income tax (benefit) expense, depreciation, depletion and amortization, asset retirement obligation accretion, transaction costs for executed acquisitions and divestitures (A&D), share-based compensation, loss (gain) on disposal of assets, and backing out the effect of other income. Company management believes Adjusted EBITDA is relevant and useful because it helps investors understand Ring’s operating performance and makes it easier to compare its results with those of other companies that have different financing, capital and tax structures. Adjusted EBITDA should not be considered in isolation from or as a substitute for net income, as an indication of operating performance or cash flows from operating activities or as a measure of liquidity. Adjusted EBITDA, as Ring calculates it, may not be comparable to Adjusted EBITDA measures reported by other companies. In addition, Adjusted EBITDA does not represent funds available for discretionary use.

	(Unaudited for All Periods)
	Three Months Ended
	March 31,	December 31,	March 31,
	2024	2023	2023
Net Income (Loss)	$5,515,377	$50,896,479	$32,715,779

Interest expense, net	11,420,400	11,506,908	10,390,279
Unrealized loss (gain) on change in fair value of derivatives	17,552,980	(32,505,544)	(10,133,430)
Income tax (benefit) expense	1,728,886	7,862,930	2,029,943
Depreciation, depletion and amortization	23,792,450	24,556,654	21,271,671
Asset retirement obligation accretion	350,834	351,786	365,847
Transaction costs - executed A&D	3,539	354,616	—
Share-based compensation	1,723,832	2,458,682	1,943,696
Loss (gain) on disposal of assets	(38,355)	(44,981)	—
Other income	(25,686)	(72,725)	(9,600)

Adjusted EBITDA	$62,024,257	$65,364,805	$58,574,185

Adjusted EBITDA Margin	66%	65%	66%

Reconciliations of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow and Adjusted EBITDA to Adjusted Free Cash Flow

The Company defines “Adjusted Free Cash Flow” or “AFCF” as Net Cash Provided by Operating Activities less changes in operating assets and liabilities (as reflected on our Condensed Statements of Cash Flows), plus transaction costs for executed acquisitions and divestitures (A&D), current income tax expense (benefit), proceeds from divestitures of equipment for oil and natural gas properties, loss (gain) on disposal of assets, and less capital expenditures, bad debt expense, and other income. For this purpose, our definition of capital expenditures includes costs incurred related to oil and natural gas properties (such as drilling and infrastructure costs and the lease maintenance costs) but excludes acquisition costs of oil and gas properties from third parties that are not included in our capital expenditures guidance provided to investors. Our management believes that Adjusted Free Cash Flow is an important financial performance measure for use in evaluating the performance and efficiency of our current operating activities after the impact of capital expenditures and net interest expense and without being impacted by items such as changes associated with working capital, which can vary substantially from one period to another. Other companies may use different definitions of Adjusted Free Cash Flow.

	(Unaudited for All Periods)
	Three Months Ended
	March 31,	December 31,	March 31,
	2024	2023	2023

Net Cash Provided by Operating Activities	$45,189,169	$55,733,207	$43,680,096
Adjustments - Condensed Statements of Cash Flows
Changes in operating assets and liabilities	6,758,004	(606,551)	5,679,398
Transaction costs - executed A&D	3,539	354,616	—
Income tax expense (benefit) - current	102,633	(192,048)	57,290
Capital expenditures	(36,261,008)	(38,817,080)	(38,925,497)
Proceeds from divestiture of equipment for oil and natural gas properties	—	—	54,558
Bad debt expense	(163,840)	(92,142)	(2,894)
Loss (gain) on disposal of assets	(38,355)	(44,981)	—
Other income	(25,686)	(72,725)	(9,600)

Adjusted Free Cash Flow	$15,564,456	$16,262,296	$10,533,351

	(Unaudited for All Periods)
	Three Months Ended
	March 31,	December 31,	March 31,
	2024	2023	2023

Adjusted EBITDA	$62,024,257	$65,364,805	$58,574,185

Net interest expense (excluding amortization of deferred financing costs)	(10,198,793)	(10,285,429)	(9,169,895)
Capital expenditures	(36,261,008)	(38,817,080)	(38,925,497)
Proceeds from divestiture of equipment for oil and natural gas properties	—	—	54,558

Adjusted Free Cash Flow	$15,564,456	$16,262,296	$10,533,351

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Cash Flow from Operations

The Company defines “Adjusted Cash Flow from Operations” or “ACFFO” as Net Cash Provided by Operating Activities, as reflected in our Condensed Statements of Cash Flows, less the changes in operating assets and liabilities, which includes accounts receivable, inventory, prepaid expenses and other assets, accounts payable, and settlement of asset retirement obligation, which are subject to variation due to the nature of the Company’s operations. Accordingly, the Company believes this non-GAAP measure is useful to investors because it is used often in its industry and allows investors to compare this metric to other companies in its peer group as well as the E&P sector.

	(Unaudited for All Periods)
	Three Months Ended
	March 31,	December 31,	March 31,
	2024	2023	2023

Net Cash Provided by Operating Activities	$45,189,169	$55,733,207	$43,680,096

Changes in operating assets and liabilities	6,758,004	(606,551)	5,679,398

Adjusted Cash Flow from Operations	$51,947,173	$55,126,656	$49,359,494

Reconciliation of General and Administrative Expense (G&A) to G&A Excluding Share-Based Compensation and Transaction Costs

The following table presents a reconciliation of General and Administrative Expense (G&A), a GAAP measure, to G&A excluding share-based compensation, and G&A excluding share-based compensation and transaction costs for executed acquisitions and divestitures (A&D).

	(Unaudited for All Periods)
	Three Months Ended
	March 31,	December 31,	March 31,
	2024	2023	2023

General and administrative expense (G&A)	$7,469,222	$8,164,799	$7,130,139
Shared-based compensation	1,723,832	2,458,682	1,943,696
G&A excluding share-based compensation	5,745,390	5,706,117	5,186,443
Transaction costs - executed A&D	3,539	354,616	—
G&A excluding share-based compensation and transaction costs	$5,741,851	$5,351,501	$5,186,443

Calculation of Leverage Ratio

“Leverage” or the “Leverage Ratio” is calculated under our existing senior revolving credit facility and means as of any date, the ratio of (i) our consolidated total debt as of such date to (ii) our Consolidated EBITDAX for the four consecutive fiscal quarters ending on or immediately prior to such date for which financial statements are required to have been delivered under our existing senior revolving credit facility; provided that for the purposes of the definition of ‘Leverage Ratio’: (a) for the fiscal quarter ended March 31, 2023, Consolidated EBITDAX is calculated by multiplying Consolidated EBITDAX for the three fiscal quarter periods ended on March 31, 2023 by four-thirds, and (b) for each fiscal quarter thereafter, Consolidated EBITDAX will be calculated by adding Consolidated EBITDAX for the four consecutive fiscal quarters ending on such date.

The Company defines “Consolidated EBITDAX” in accordance with our existing senior revolving credit facility that means for any period an amount equal to the sum of (i) consolidated net income (loss) for such period plus (ii) to the extent deducted in determining consolidated net income for such period, and without duplication, (A) consolidated interest expense, (B) income tax expense determined on a consolidated basis in accordance with GAAP, (C) depreciation, depletion and amortization determined on a consolidated basis in accordance with GAAP, (D) exploration expenses determined on a consolidated basis in accordance with GAAP, and (E) all other non-cash charges acceptable to our senior revolving credit facility administrative agent determined on a consolidated basis in accordance with GAAP, in each case for such period minus (iii) all noncash income added to consolidated net income (loss) for such period; provided that, for purposes of calculating compliance with the financial covenants, to the extent that during such period we shall have consummated an acquisition permitted by the credit facility or any sale, transfer or other disposition of any property or assets permitted by the senior revolving credit facility, Consolidated EBITDAX will be calculated on a pro forma basis with respect to the property or assets so acquired or disposed of.

Also set forth in our existing senior revolving credit facility is the maximum permitted Leverage Ratio of 3.00. The following table shows the leverage ratio calculation for our most recent fiscal quarter.

	(Unaudited)
	Three Months Ended
	June 30,	September 30,	December 31,	March 31,	Last Four Quarters
	2023	2023	2023	2024
Consolidated EBITDAX Calculation:
Net Income (Loss)	$28,791,605	$(7,539,222)	$50,896,479	$5,515,377	$77,664,239
Plus: Consolidated interest expense	10,471,062	11,301,328	11,506,908	11,420,400	44,699,698
Plus: Income tax provision (benefit)	(6,356,295)	(3,411,336)	7,862,930	1,728,886	(175,815)
Plus: Depreciation, depletion and amortization	20,792,932	21,989,034	24,556,654	23,792,450	91,131,070
Plus: non-cash charges acceptable to Administrative Agent	(470,875)	36,396,867	(29,695,076)	19,627,646	25,858,562
Consolidated EBITDAX	$53,228,429	$58,736,671	$65,127,895	$62,084,759	$239,177,754
Plus: Pro Forma Acquired Consolidated EBITDAX	9,542,529	4,810,123	—	—	14,352,652
Less: Pro Forma Divested Consolidated EBITDAX	(357,122)	(672,113)	(66,463)	40,474	(1,055,224)
Pro Forma Consolidated EBITDAX	$62,413,836	$62,874,681	$65,061,432	$62,125,233	$252,475,182

Non-cash charges acceptable to Administrative Agent
Asset retirement obligation accretion	$353,878	$354,175	$351,786	$350,834
Unrealized loss (gain) on derivative assets	(3,085,065)	33,871,957	(32,505,544)	17,552,980
Share-based compensation	2,260,312	2,170,735	2,458,682	1,723,832
Total non-cash charges acceptable to Administrative Agent	$(470,875)	$36,396,867	$(29,695,076)	$19,627,646

	As of
	March 31,
	2024
Leverage Ratio Covenant:
Revolving line of credit	$422,000,000
Pro Forma Consolidated EBITDAX	252,475,182
Leverage Ratio	1.67
Maximum Allowed	≤ 3.00x

All-In Cash Operating Costs

The Company defines All-In Cash Operating Costs, a non-GAAP financial measure, as “all in cash” costs which includes lease operating expenses, G&A costs excluding share-based compensation, interest expense, workovers and other operating expenses, production taxes, ad valorem taxes, and gathering/transportation costs. Management believes that this metric provides useful additional information to investors to assess the Company’s operating costs in comparison to its peers, which may vary from company to company.

	(Unaudited for All Periods)
	Three Months Ended
	March 31,	December 31,	March 31,
	2024	2023	2023
All-In Cash Operating Costs:
Lease operating expenses (including workovers)	$18,360,434	$18,732,082	$17,472,691
G&A excluding share-based compensation	5,745,390	5,706,117	5,186,443
Net interest expense (excluding amortization of deferred financing costs)	10,198,793	10,285,429	9,169,895
Operating lease expense	175,091	175,090	113,138
Oil and natural gas production taxes	4,428,303	4,961,768	4,408,140
Ad valorem taxes	2,145,631	1,637,722	1,670,613
Gathering, transportation and processing costs	166,054	464,558	(823)
All-in cash operating costs	$41,219,696	$41,962,766	$38,020,097

Boe	1,732,057	1,784,490	1,646,306

All-in cash operating costs per Boe	$23.80	$23.52	$23.09